Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 7, 2025 with respect to the audited financial statements of Black Hawk Acquisition Corporation as of November 30, 2024 and 2023, and for the year ended November 30, 2024, and for the period from September 28, 2023 (inception) through November 30, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 22, 2025